LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS




	Know all by these presents, that the undersigned's hereby makes,

constitutes and appoints Eric S. Carnell, Chris Pollak, Dave Williamson,

and Sheila Hadersberger as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:



(1)	prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5

(including any amendments thereto) with respect to the securities of

Loudeye Corp., a Delaware corporation (the "Company"), with the United

States Securities and Exchange Commission, any national securities exchanges and the Company, as considered necessary or advisable under

Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the

"Exchange Act");

(2)	seek or obtain, as the undersigned's

representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and


(3)	perform any and all other acts which in
the discretion of such
attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.


The undersigned
acknowledges that:

(1)	this Power of Attorney
authorizes, but does not
require, such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

(2)	any documents
prepared and/or executed by such
attorney-in-fact on behalf of the
undersigned pursuant to this Power of
Attorney will be in such form and
will contain such information and
disclosure as such attorney-in-fact, in
his or her discretion, deems
necessary or desirable;

(3)	neither
the Company nor such
attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and


(4)	this Power of Attorney does not relieve the
undersigned from
responsibility for compliance with the undersigned's obligations under the
Exchange Act, including without limitation the reporting requirements under
Section 16 of the Exchange Act.

	The
undersigned hereby gives and
grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.


	This Power of Attorney shall remain in
full force and effect until
revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

	IN WITNESS WHEREOF, the
undersigned has caused
this Power of Attorney to be executed as of this 25th day of January,
2006.





									   /s/
Charles Edward
Averdieck
						Signature




Charles
Edward Averdieck
						Print Name



STATE OF WASHINGTON



COUNTY OF KING



	On this 25th day of
January,
2006, Charles Edward Averdieck personally appeared before me, and acknowledged that s/he executed the foregoing instrument for the purposes therein contained.

	IN WITNESS WHEREOF, I have hereunto
set my hand
and official seal.



									   /s/
Eric Scott
Carnell
						Notary Public






						My Commission Expires: 12-23-2009